Exhibit 4.1(g)

                                          As of December 23, 1993


Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas  77233

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 992, (as amended or otherwise modified from time to time, the "Financing Agreement") among J.S. Oshman and Co., Inc., Oshman Sporting Goods Co., Alabama, Oshman Sporting Goods Co., Arizona, Oshman Sporting Goods Co., Arkansas, Oshman Sporting Goods Co., California, Oshman Sporting Goods Co., Florida, Oshman Sporting Goods Co., Georgia, Oshman Sporting Goods Co., Hawaii, Oshman Sporting Goods Co., Louisiana, Oshman Sporting Goods Co., Minnesota, Oshman Sporting Goods Co., Missouri, Oshman Sporting Goods Co., Nevada, Oshman Sporting Goods Co., New Jersey, Oshman Sporting Goods Co., New Mexico, Oshman Sporting Goods Co., New York, Oshman Sporting Goods Co., Ohio, Oshman Sporting Goods Co., Oklahoma, Oshman Sporting Goods Co., Oregon, Oshman Sporting Goods Co., Tennessee, Oshman Sporting Goods Co., Texas, Oshman Sporting Goods Co., Washington, Oshman's Ski Skool, Inc., Oshman's Sporting Goods, Inc.-Services (collectively the "Companies"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

Effective immediately pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1. Section 1 of the Financing Agreement is hereby amended to add the following definition:

          "Restructuring Charge" shall mean the pre-tax charge
           --------------------
          referred to in the Parent's press release dated
          December 6, 1993 relating to 30 to 35 store closings referred to therein.

2. The definition of "Current Ratio" appearing in Section 1 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof as follows:

          "Current Ratio" shall mean a ratio determined by dividing
           -------------
          Current Assets by Current Liabilities provided, however, that in any calculation of Current Ratio, Current
          Liabilities shall exclude the Restructuring Charge."

3. The definition of "Working Capital" appearing in Section 1 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

          "Working Capital" shall mean Current Assets in excess of
           ---------------
          Current Liabilities, provided, however, that in any calculation of Working Capital, Current Liabilities shall exclude the Restructuring Charge."

Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                             Very truly yours,

                             THE CIT GROUP/BUSINESS CREDIT, INC.

                             By: ___________________________
                                      Title:

Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC. - SERVICES


By:__________________________________
     Title: